Exhibit 5.9

March 18, 2009

VIA EDGAR

United States Securities and Exchange Commission

Re:	North American Palladium Ltd. (the “Corporation”)
Registration Statement on Form F-10, dated March 18, 2009

In connection with the Corporation’s Registration Statement on Form F-10, dated March 18, 2009, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the “Registration Statement”), I, Laila Potvin, P.Eng. (formerly Laila Sedore), hereby consent to the use of my name in connection with references to my involvement with the preparation of the technical report for the Shebandowan West Property dated August 9, 2007 (the “Technical Report”), and to references to the Technical Report, or portions thereof, which have been incorporated by reference in the Registration Statement and any amendments thereto.

I also certify that I have read the Registration Statement and I do not have any reason to believe that there are any misrepresentations in the information contained in it or documents incorporated therein by reference that are derived from the Technical Report, or that are within my knowledge as a result of the services that I performed in connection with the preparation of the Technical Report.

Yours truly,

(signed) Laila Potvin

Laila Potvin, P.Eng. (formerly Laila Sedore)

Mill Superintendent at Lac des Iles Mines Ltd.